RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement ("Agreement") is entered into as of August 16, 2005, by and between SYS, a California corporation (SYS or the "Company") and Ben Goodwin (the "Purchaser").

        SECTION 1.    Acquisition of Purchased Shares.

                (a)    Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to Purchaser, and the Purchaser agrees to purchase from the Company, a minimum of 200,000 shares of the Company's Common Stock and a maximum of 250,000 shares of the Company's Common Stock (the "Purchased Shares"). The sale and purchase (the "Closing") shall occur at the offices of the Company on a date subsequent to the Purchaser's acceptance of an offer by the Company to become its Senior Vice President of Sales and Marketing and within 90 days of the date of this Agreement, which date (the "Closing Date") is to be specified by the Purchaser. If the Purchaser does not specify the Closing Date and number of shares to be purchased and sold, then the Closing shall occur as to the minimum number of Purchased Shares specified above on November 7, 2005. Purchasers right to acquire the purchased shares shall vest one-half each on September 30th and November 15th.

                (b)    Consideration. The purchase price ("Purchase Price") for the Purchased Shares shall be 90% of the average closing price of the Company's Common Stock on the American Stock Exchange during the trading days between the date of this Agreement and the day immediately preceding the Closing Date, provided that the Purchase Price shall be not less than $2.50 per share, adjusted to reflect any stock split, reverse stock split or similar changes in capitalization. Payment in an amount equal to the Purchase Price for all Purchased Shares shall be made on the Closing Date by cash, check, wire transfer, or money order.

        SECTION 2.    Representations and Warranties of the Company.

                The Company makes the following representations and warranties, each as of the date hereof:

                (a)    Organization. The Company has been duly organized, and is validly existing in good standing, under the laws of the State of California. The Company has the corporate power and authority to own and operate it properties and assets and to carry on its business as it is currently conducted.

                (b)    Authority. All corporate action on the part of the Company's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of this Agreement by the Company has been taken or will be taken on or prior to the Closing Date, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                (c)    Issuance of Purchased Shares. The Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement or under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

        SECTION 3.    Representations of the Purchaser and Restrictions on Transfer.

                (a)    Purchaser Representations. In connection with the issuance and acquisition of Purchased Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

                        (i)    The Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any distribution thereof.

                        (ii)    The Purchaser understands that the Purchased Shares have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act and applicable state law or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

                        (iii)    The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited broker's transaction, and the amount of securities being sold during any three-month period not exceeding specified limitations.

                        (iv)    The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he will not dispose of the Purchased Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Purchased Shares under the Securities Act and applicable state securities laws or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

                        (v)    The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

                        (vi)    The Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is an accredited investor, as that term is defined in Regulation D and is able, without impairing his financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares. The Purchaser, by reason of his business or financial experience or the business or financial experience of his professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect his own interests in connection with the transaction described in this Agreement.

                (b)    Securities Law Restrictions. Regardless of whether the offering and sale of Purchased Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

                (c)    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Purchased Shares subject to the Market Stand-Off, or into which such Purchased Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Purchased Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

                (d)    Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

        SECTION 4.    Registration.

                (a)    SYS will use its best efforts to attempt to register for resale with the SEC all of the Purchased Shares issued pursuant hereto and will in any event file to register the Purchased Shares for resale within twelve months of the Closing Date.  Following the effectiveness of the registration, and through the twenty-four month anniversary of the Closing Date, SYS will not voluntarily terminate the registration and, to the extent that the registration statement or the prospectus which is a part thereof requires amendment or supplement under the Securities Act of 1933 and the rules adopted thereunder, will exercise reasonable commercial efforts to expeditiously amend or supplement such registration statement, including the prospectus which is a part thereof.

                (b)    At any time that SYS determines to register any of its SYS Common Shares, or to amend any filed registration which is not yet effective, either for its own account or for the account of a holder of SYS Common Shares or as a result of a holder of SYS Common Shares exercising demand registration rights, other than a registration (A) relating solely to SYS Common Shares registered on Form S-4 or Form S-8 (or any successor forms), or (B) with respect to which the Purchased Shares would not be legally permitted to be included, then SYS shall:

                        (i)    At least 15 days prior to the filing of the registration statement, promptly give the Purchaser written notice thereof by registered or certified mail, courier or personal delivery; provided that no such notice shall be required in a non-underwritten registration, and all of such stock shall be registered thereon; and

                        (ii)    Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Purchased Shares held by the Purchaser (the "Registrable Securities") specified in a written request made within ten (10) days after receipt of such written notice from SYS by the Purchaser but only to the extent that such inclusion does not diminish the number of securities included by a holder of SYS Common Shares who has demanded such registration.

                (c)    If the registration of which SYS gives notice is for a registered public offering involving an underwriting, SYS will so advise the Purchaser as part of the written notice given pursuant to subsection (b)(i) above.  In such event the right of the Purchaser to registration pursuant to subsection (b) above shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent provided herein. The Purchaser (together with SYS and the other holders of SYS Common Shares distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by SYS (or by the holders of SYS Common Shares who have demanded such registration). If the managing underwriter determines that marketing factors require a limitation of the number of SYS Common Shares to be underwritten, the managing underwriter may limit the number of SYS Common Shares to be included in such registration. SYS will so advise the Purchaser and any other holder of SYS Common Shares distributing their SYS Common Shares through the underwriting pursuant to piggyback registration rights, and the number of SYS Common Shares to be registered and other securities that may be included in the registration and underwriting shall be allocated among all stockholders in proportion, as nearly as practicable, to the respective amounts of registrable securities held by such stockholders and other securities held by other holders at the time of filing the registration statement. If the Purchaser disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to SYS and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

                (d)    SYS shall provide to the Purchaser a suitable number of prospectuses, and supplements thereto, as soon as possible following the effectiveness of the registration or the filing of the supplement, as the case may be.

                (e)    SYS shall have the right to terminate or withdraw any registration initiated by it hereunder prior to the effectiveness of such registration.

                (f)    SYS shall bear the expenses associated with the registration of Registrable Securities pursuant hereto exclusive of underwriters' and brokers' discounts and commissions and expenses of the Purchaser's legal counsel.

        SECTION 5.    Successors and Assigns.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

        SECTION 6.    No Retention Rights.

Nothing in this Agreement shall confer upon the Purchaser any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without cause.

        SECTION 7.    Tax Election.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Internal Revenue Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Purchaser should consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his sole responsibility, and not the Company's, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or its representatives to make this filing on his or her behalf.

        SECTION 8.    Legends.

All certificates evidencing Purchased Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS AND REGULATIONS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER RELEVANT SECURITIES LAWS AND REGULATIONS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

        SECTION 9.    Notice.

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he has most recently provided to the Company.

        SECTION 10.  Entire Agreement.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

        SECTION 11.  Choice of Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such jurisdiction. Any action based upon or arising from this Agreement or its performance shall only be maintained in the appropriate federal or state court in San Diego County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

Purchaser:

Ben Goodwin

SYS

By:

Its: